Exhibit 10.1

                  PATENT CROSS-LICENSE AND SETTLEMENT AGREEMENT

   THIS PATENT CROSS-LICENSE AND SETTLEMENT AGREEMENT ("Agreement") is made and entered into by and between National Semiconductor Corporation, a corporation organized and existing under the laws of Delaware, having principal offices at 2900 Semiconductor Drive, Santa Clara, California 95052 (hereinafter referred to as "NATIONAL"), and Micrel, Inc., a corporation organized and existing under the laws of California, having principal offices at 1849 Fortune Drive, San Jose, California 95131 (hereinafter referred to as "MICREL") (NATIONAL and MICREL are individually referred to herein as a "party," and collectively as the "parties.").

                                  WITNESSETH

   WHEREAS, NATIONAL filed a lawsuit against MICREL in the United States District Court for the Northern District of California, Case No. C 99-20626 RMW PVT (the "LITIGATION") alleging that MICREL infringed certain patents owned by NATIONAL; and

   WHEREAS, NATIONAL and MICREL desire to resolve all outstanding patent disputes between them and enter into this comprehensive license agreement.

   NOW, THEREFORE, in consideration of the above promises and mutual covenants hereinafter contained, the parties agree as follows:

                            ARTICLE I - DEFINITIONS

As used in this Agreement, the term:

   1.1 "SUBSIDIARY(IES)" means any corporation, company, or other entity of which more than fifty percent (50%) of the outstanding shares or stock entitled to vote for the election of the directors (other than any shares of stock whose voting rights are subject to restriction) is owned or controlled by a party hereto, directly or indirectly, now or hereafter, but any such entity shall be deemed to be a SUBSIDIARY only so long as such ownership or control exists. The SUBSIDIARIES of either party as of the EFFECTIVE DATE (hereinafter defined) of this Agreement shall be granted licenses and releases under Articles 2 and 3 of this Agreement. After the EFFECTIVE DATE of this Agreement, each party may also, from time to time, identify in writing additional SUBSIDIARIES to be licensed under Article 3, provided, however, that: (i) no corporation, company, or other entity so identified shall be released from liability for unlicensed infringement of a party's PATENTS (hereinafter defined) occurring prior to such corporation's, company's, or other entity's becoming a SUBSIDIARY under this Agreement, unless and until the other party shall pay an amount for a release from past infringement as agreeable between the parties; and (ii) the patents of any SUBSIDIARY which becomes a SUBSIDIARY of a party after the EFFECTIVE DATE of this Agreement shall be licensed to the other party only as of the date such SUBSIDIARY becomes a SUBSIDIARY, and such license shall not be retroactive to the EFFECTIVE DATE or any other date unless the parties so agree in writing.

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   1.2 "LICENSED PRODUCTS" means all semiconductor products including but not limited to discrete and integrated circuit devices, semiconductive material as an operable part thereof, such device being (i) in the form of a separate discrete device or a separate integrated circuit device or (ii) integral with a wafer and severable therefrom, circuits contained therein and, if provided therewith, supporting means, terminal members, housing means, environmental controlling means included within such housing means, or unitary therewith and packaging therefor.

   1.3 "EFFECTIVE DATE" shall mean the date the last party executes this Agreement.

   1.4 "TERM" means a period beginning on the EFFECTIVE DATE of this Agreement and ending on midnight of the seventh anniversary of the EFFECTIVE DATE.

   1.5 "NATIONAL PATENTS" means all classes or types of patents, including utility models, design patents, invention certificates, reexaminations, reissues, continuations, divisions, or continuations-in-part, of all countries of the world, which issue before the end of the TERM of this Agreement, under which patents or applications therefor NATIONAL or any of its SUBSIDIARIES now has, or hereafter obtains at any time during the TERM of this Agreement, the right to grant licenses to MICREL or any of its SUBSIDIARIES of or within the scope granted herein without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by NATIONAL or its SUBSIDIARIES to third parties (except payments between NATIONAL and SUBSIDIARIES of NATIONAL, and payments to third parties for inventions made by said third parties while employed by NATIONAL or any of its SUBSIDIARIES). The term NATIONAL PATENTS does not include copyrights, trademarks, mask work rights, or any know-how or trade secret rights. NATIONAL PATENTS shall include, without limitation, U.S. Patent Nos. 4,325,984, 4,447,784, 4,567,058, 5,355,015 and 5,453,679.

   1.6 "MICREL PATENTS" means all classes or types of patents, including utility models, design patents, invention certificates, reexaminations, reissues, continuations, divisions, or continuations-in-part, of all countries of the world, which issue before the end of the TERM of this Agreement, under which patents or applications therefor MICREL or any of its SUBSIDIARIES now has, or hereafter obtains at any time during the TERM of this Agreement, the right to grant licenses to NATIONAL or any of its SUBSIDIARIES of or within the scope granted herein without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by MICREL or its SUBSIDIARIES to third parties (except payments between MICREL and SUBSIDIARIES of MICREL, and payments to third parties for inventions made by said third parties while employed by MICREL or any of its SUBSIDIARIES). The term MICREL PATENTS does not include copyrights, trademarks, mask work rights, or any know-how or trade secret rights.

                             ARTICLE II - RELEASES

   2.1 After receipt of the payment set forth in Section 5.1(a), NATIONAL, on behalf of itself and its SUBSIDIARIES which are SUBSIDIARIES as of the EFFECTIVE DATE, irrevocably releases MICREL and its SUBSIDIARIES which are SUBSIDIARIES as of the EFFECTIVE DATE and its and their respective

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customers, mediate and immediate, from any and all claims of infringement of
NATIONAL PATENTS which claims are based on acts prior to the EFFECTIVE DATE, which, had they been performed after the EFFECTIVE DATE, would have been licensed under this Agreement.

   2.2 MICREL, on behalf of itself and its SUBSIDIARIES which are SUBSIDIARIES as of the EFFECTIVE DATE, irrevocably releases NATIONAL and its SUBSIDIARIES which are SUBSIDIARIES as of the EFFECTIVE DATE and its and their respective customers, mediate and immediate, from any and all claims of infringement of MICREL PATENTS which claims are based on acts prior to the EFFECTIVE DATE, which, had they been performed after the EFFECTIVE DATE, would have been licensed under this Agreement.

                      ARTICLE III - GRANTS AND COVENANTS

   3.1 Subject to Sections 3.4 and 3.5, NATIONAL, on behalf of itself and its SUBSIDIARIES, hereby grants to MICREL and MICREL's SUBSIDIARIES, during the TERM of this Agreement, a non-exclusive non-transferable license, without right to sublicense to third parties, under NATIONAL PATENTS, in all countries in which NATIONAL has or obtains NATIONAL PATENTS, (a) to make, have made, use, lease, sell, offer for sale, export, import or otherwise dispose of LICENSED PRODUCTS and (b) to use or have used any manufacturing technology to make or have made LICENSED PRODUCTS; provided however, that no rights are conveyed hereunder to customers under any NATIONAL PATENT which is directed to (1) a combination of any LICENSED PRODUCT sold, leased or otherwise disposed of by MICREL or MICREL's SUBSIDIARIES with any other product, or (2) a method or process which is other than the normal and intended use of such LICENSED PRODUCT itself as sold, leased or otherwise disposed of by MICREL or MICREL's SUBSIDIARIES.

   3.2 Subject to Sections 3.4 and 3.5, MICREL, on behalf of itself and its SUBSIDIARIES, hereby grants to NATIONAL and NATIONAL's SUBSIDIARIES, during the TERM of this Agreement, a non-exclusive and non-transferable license, without right to sublicense to third parties, under MICREL PATENTS, in all countries in which MICREL has or obtains MICREL PATENTS, (a) to make, have made, use, lease, sell, offer for sale, export, import or otherwise dispose of LICENSED PRODUCTS and (b) to use or have used any manufacturing technology to make or have made LICENSED PRODUCTS; provided however, that no rights are conveyed hereunder to customers under any MICREL PATENT which is directed to (1) a combination of any LICENSED PRODUCT sold, leased or otherwise disposed of by NATIONAL or NATIONAL's SUBSIDIARIES with any other product, or (2) a method or process which is other than the normal and intended use of such LICENSED PRODUCT itself as sold, leased or otherwise disposed of by NATIONAL or NATIONAL's SUBSIDIARIES.

   3.3 No release or license is granted by either party, or any SUBSIDIARIES, either directly or by implication, estoppel or otherwise, under any patent licensed hereunder, to either party or its SUBSIDIARIES, or third parties acquiring product from either party or any SUBSIDIARY, for the combination of LICENSED PRODUCTS with any other product which is not a LICENSED PRODUCT.

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   3.4 With respect to the licenses granted in Sections 3.1 and 3.2, a license to a party does not include the right of a party or its SUBSIDIARIES under the product and apparatus claims of any NATIONAL PATENTS or MICREL PATENTS to make products for sale to any third party (other than a SUBSIDIARY) for said third party's sale, use, lease, or other disposition of such products under the trade name, trademark, or other commercial indicia of such third party where the product design or manufacturing design is furnished by such third party in such sufficient detail such that no substantial additional designing by the party or its SUBSIDIARIES licensed herein is required, or to which only minor revisions are made to conform to specifications used by the party or its SUBSIDIARIES licensed herein; provided, however, that this exclusion will not apply where the products in question are application-specific or customer-specific integrated circuits (ASICs or CSICs), which are substantially comprised of ASIC or CSIC pre-configured cells, whether macro or primitive, of a party or its SUBSIDIARIES characterized to the process of such party or its SUBSIDIARIES. In the event such prohibited activity occurs, the exclusive remedy of a party for any claim of patent infringement shall be against the third party, provided that upon notice, either party hereto will cooperate with the other party to effectuate this provision.

      (a) A license to a party shall include the right of a party or its SUBSIDIARIES to practice the method claims of any NATIONAL PATENTS or MICREL PATENTS for processing steps conducted during wafer fabrication, circuit testing and circuit packaging to make products for sale to any third party for said third party's sale, use, lease or other disposition of such products, including but not limited to products sold under the trade name, trademark, or other commercial indicia of such third party.

   3.5 With respect to the licenses granted in Sections 3.1 and 3.2, a license to a party to have made products by any third party pursuant to this Agreement shall only apply where the product design or manufacturing design is created and furnished by such party or its SUBSIDIARIES in such sufficient detail such that no substantial additional designing by the third party is required and shall not apply to any products in the form manufactured or marketed by said third party prior to the party or its SUBSIDIARIES furnishing said product design or manufacturing design.

   3.6 To the extent NATIONAL or NATIONAL's SUBSIDIARIES has or acquires during the term of this agreement, the right to grant licenses, rights or privileges under any patents, utility models and design patents pursuant to the payment of royalties or other consideration to third parties, NATIONAL hereby grants to MICREL and MICREL's SUBSIDIARIES, the option to separately acquire those licenses, rights and privileges, subject to the payment of an appropriate royalty or other consideration.

   3.7 To the extent MICREL or MICREL's SUBSIDIARIES has or acquires during the term of this agreement, the right to grant licenses, rights or privileges under any patents, utility models and design patents pursuant to the payment of royalties or other consideration to third parties, MICREL hereby grants to NATIONAL and NATIONAL's SUBSIDIARIES, the option to separately acquire those licenses, rights and privileges, subject to the payment of an appropriate royalty or other consideration.

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

   3.8 If a SUBSIDIARY of a party ceases to be a SUBSIDIARY of a party:

      (a) The licenses and rights granted hereunder with respect to the patents of the other party to the former SUBSIDIARY shall terminate on the date the former SUBSIDIARY ceases to be a SUBSIDIARY. Notwithstanding the foregoing, the licenses and rights granted hereunder to the former SUBSIDIARY with respect to patents of the other party on LICENSED PRODUCTS made or have made prior to the date of such cessation, shall not be affected by such cessation.

      (b) The licenses and rights granted hereunder to the other party with respect to patents of the former SUBSIDIARY shall continue for the TERM of this Agreement.

      (c) Notwithstanding the foregoing provisions of this Section
3.8, if a SUBSIDIARY of a party is merged or subsumed into a party or another SUBSIDIARY of a party, the licenses and rights granted hereunder to such former SUBSIDIARY shall continue in full force and effect.

   3.9 Each party covenants not to initiate legal proceedings against the other party for infringement of any patent(s) issuing before the EFFECTIVE DATE of this Agreement, where the claims of such patent(s) expressly cover any one of the following technologies: (a) improvements specifically to bandgap reference circuit designs; (b) structures and methods specifically for manufacturing lateral bipolar pnp or npn transistors; (c) structures and methods specifically for forming refractory metal silicides; and (d) integrated circuit wiring patterns specifically for I/O bonding pads or specifically for reducing circuit inductance. This covenant shall also inure to the benefit of purchasers of products made by a Party, but only with respect to products made by a Party and that would otherwise infringe any of the patents that is the subject of the covenant of this Section 3.9.

                       ARTICLE IV - DISMISSAL OF LAWSUIT

   4.1 Immediately after the EFFECTIVE DATE of this Agreement, each party shall cause to be entered a Stipulation Dismissing Action in the form attached as Exhibit A to this Agreement, dismissing with prejudice all of the parties' claims, affirmative defenses, and counterclaims. The parties shall proceed with any and all additional procedures needed to dismiss with prejudice the LITIGATION.

                           ARTICLE V - CONSIDERATION

   5.1 As consideration for the releases and grants provided in this Agreement, MICREL agrees to pay to NATIONAL a total of nine million U.S. dollars ($9,000,000.00). Said sum shall become irrevocably due and payable on the EFFECTIVE DATE and shall be paid to NATIONAL as follows:

      (a) an initial payment of three million U.S. dollars
($3,000,000.00) by May 24, 2002;

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      (b) two million U.S. dollars ($2,000,000.00) within one year of the EFFECTIVE DATE;

      (c) two million U.S. dollars ($2,000,000.00) within two years of the EFFECTIVE DATE; and

      (d) two million U.S. dollars ($2,000,000.00) within three years of the EFFECTIVE DATE.

   5.2 Such payments shall be made via telegraphic transfer of immediately available funds in United States Dollars to the account of NATIONAL as follows:

      Beneficiary Name:  National Semiconductor Corporation
      Bank Account:  12332-03690
      Bank Name:  Bank of America N.A.
      Bank Location:  Concord, California
      Bank ABA No.:  121 000 358

   5.3 Any payment once made pursuant to this Agreement shall not be refundable for any reason.

   5.4 After the expiration of a ten (10) day grace period on the due date for any payment, MICREL shall be liable for interest on any overdue payment required to be made pursuant to Article 5, which interest shall be paid with any such overdue payment. The interest on any overdue payment shall be calculated commencing on the date such payment became due, using an annual rate which is the lesser of ten percent (10%) or one percentage point higher than the prime interest rate as quoted by the head office of Citibank N.A., New York, USA (or the successor of Citibank N.A. at that time or an equivalent institute) at the close of banking on such date, or on the first business day thereafter if such date falls on a non-business day. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefor is being asserted, the interest rate shall be reduced to such maximum legal rate.

   5.5 All taxes imposed as a result of the existence of this Agreement or the performance hereunder shall be paid by the party required to do so by applicable law.

                      ARTICLE VI - EFFECTIVE DATE AND TERM

   6.1 This Agreement shall become effective on the EFFECTIVE DATE and shall remain in force until the expiration of the TERM, unless earlier terminated as provided for in Section 6.2. The provisions of Section 3.9 and Articles 2, 4, 7, and 8 shall survive termination of this Agreement.

   6.2 In the event of a material breach of this Agreement by either party, if such breach is not corrected within sixty (60) days after written notice thereof is received by the party in breach, this Agreement may be terminated forthwith by written notice to that effect from the complaining party. The licenses and covenants granted hereunder to the party in breach

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and its SUBSIDIARIES shall automatically terminate as of the date of such termination of this Agreement.

   6.3 In the event of termination of this Agreement by one party pursuant to Section 6.2, the licenses and covenants granted hereunder to or for the benefit of such party and its SUBSIDIARIES shall survive such termination and shall extend for the full TERM, as the case may be, but the licenses granted to or for the benefit of the other party and its SUBSIDIARIES shall terminate as of the date of termination takes effect. Notwithstanding the foregoing, if the "other party" is a SUBSIDIARY, the termination will be only as to that SUBSIDIARY. If the "other party" is NATIONAL or MICREL, the termination will also affect all SUBSIDIARIES of the terminated party.

                           ARTICLE VII - ASSIGNMENT

   7.1 Except a provided herein, no privileges or rights granted hereunder are assignable or otherwise transferable.

   7.2 Limited Assignability; Mergers and Acquisitions

      (a) If during the TERM, a third party acquires either party, or if either party is merged into the third party and such third party controls the surviving entity, such third party shall not be a party to this Agreement and the products and services of the third party, even if of the same kind or similar to those of the acquired party licensed hereunder, shall not be licensed by virtue hereof.

      (b) If, but only if, (1) the acquired party's business exists as a separately identifiable business, or (2) this Agreement or the licenses granted herein are required by law to be transferred as part of any bankruptcy or insolvency proceeding, then the licenses granted herein to the acquired or transferring party and its SUBSIDIARIES shall continue (otherwise such licenses shall not continue) for the duration of the TERM or for so long as the acquired business continues to exist as a separately identifiable business, whichever is shorter, but only for the products and services of the kind sold or furnished by the acquired or transferring party and its SUBSIDIARIES prior to the acquisition, merger, bankruptcy or insolvency. Any obligation to pay royalties, as set forth in Section 5.1, shall apply to the separately identifiable business. The licenses granted herein to the acquired or transferring party shall furthermore be limited to a quantity of product, as measured by the gross net sales revenues of the acquired or transferring party and its SUBSIDIARIES on an annual basis, to the largest quantity of product sold in any complete fiscal year of the acquired or transferring party and its SUBSIDIARIES during the five year period preceding the acquisition, merger, bankruptcy or insolvency of the acquired or transferring party, with twenty-five percent annual growth compounded annually.

      (c) To the extent licenses are continued to an acquired party pursuant to Section 7.2(b), the other party shall have the right to inspect whatever records or books of the acquired party or of the acquiring third party as are necessary to ensure that the acquired party's business continues to exist as a separately identifiable business and to determine that the acquiring third party's revenues do not exceed the limitations set forth in

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section 7.2(b).  Such inspections may be made no more than once each calendar year, at reasonable times mutually agreed upon by the parties, and shall be conducted at the expense of the inspecting party.

                    ARTICLE VIII - MISCELLANEOUS PROVISIONS

   8.1 Nothing contained in this Agreement shall be construed as:

      (a) a warranty or representation by either party as to the validity or scope of any of its PATENTS;

      (b) a warranty or representation by either party that any manufacture, sale, use, or other disposition of products by the other party has been or will be free from infringement of any patents, utility models, and/or design patents;

      (c) an agreement by either party to bring or prosecute actions or suits against third parties for infringement, or conferring any right to the other party to bring or prosecute actions or suits against third parties for infringement;

      (d) conferring any right to the other party to use in advertising, publicity, or otherwise, any trademark, trade name or names of either party, or any contraction, abbreviation or simulation thereof;

      (e) conferring by implication, estoppel or otherwise, upon either party, any license or other right under any class or type of patent, utility model, or design patent except for the rights expressly granted hereunder; or

      (f) an obligation to furnish any technical information or know-how.

   8.2 Neither party shall issue a press release concerning this Agreement or otherwise disclose its terms immediately upon the execution of the Agreement. The parties shall keep the terms of this Agreement confidential and shall not now or hereafter divulge the terms of this Agreement or any part thereof to any third party except:

      (a) to SUBSIDIARIES of the parties;

      (b) with the prior written consent of the other party;

      (c) to any governmental body having jurisdiction and specifically requiring such disclosure;

      (d) in response to a valid subpoena or as otherwise may be required by law;

      (e) for purposes of disclosure in connection with the Securities and Exchange Act of 1934, as amended, any other reports filed with the Securities and Exchange Commission;

      (f) to a party's accountants or legal counsel, subject to guarantees of confidentiality and/or privilege;

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      (g) to confirm that the dispute has been resolved and the
lawsuit dismissed, but without disclosing other terms of the Agreement, in response to media or other inquiries; or

      (h) to the extent further disclosure is required by law or regulation or to the extent either party is advised by counsel that further disclosure is required;

provided, however, that prior to any such disclosure pursuant to paragraphs
(c), (d), (e), (f), (g) or (h) hereof, the party seeking disclosure shall take all reasonable actions in an effort to minimize the nature and extent of such disclosure. If a party makes any disclosure pursuant to paragraphs (c),
(d), (e), (f), (g) or (h) hereof, the other party shall have the right to make a responsive disclosure, but shall take all reasonable actions in an effort to minimize the nature and extent of such responsive disclosure.

   8.3 All notices required or permitted to be given hereunder shall be in writing and be deemed to have been given when sent by facsimile and confirmed by sending the same notice via an internationally recognized express courier service addressed as follows:

If to NATIONAL:      General Counsel and Secretary
                     National Semiconductor Corporation
                     Mail Stop 16-135
                     2900 Semiconductor Drive
                     P.O. Box 58090
                     Santa Clara, California 95052-8090
                     Facsimile No.: 1-408-721-8339

If to MICREL:
                     Vice President, General Counsel
                     Micrel, Inc.
                     1849 Fortune Drive
                     San Jose, CA 95131
                     Facsimile No.:  1-408-474-1077

Either party may at any time give written notice of a change of its address to the other party.

   8.4 This Agreement and matters connected with the performance thereof shall be interpreted and construed in all respects in accordance with the laws of California, without reference to those provisions regarding conflict of laws. If any disagreements arise under this Agreement the senior management of each party shall meet to attempt to resolve such disagreements before any other action is taken.

   8.5 The terms and conditions herein contained shall supersede all previous communications, oral or written, between the parties hereto with respect to the subject matter hereof, and no agreement or understanding varying, modifying, or extending the same, nor any subsequent course of dealing or conduct of the parties, shall be binding upon either party hereto unless in writing and signed by a duly authorized officer or representative of each party hereto.

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   8.6 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them. Neither of the parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the party to be bound thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed below by their respective duly authorized officers.

NATIONAL SEMICONDUCTOR                   MICREL, INC.
CORPORATION
/s/ John Clark                            /s/ Raymond D. Zinn
-----------------------------------      -------------------------------
By:    John Clark                        By:    Raymond D. Zinn
Title: Sr. Vice President                Title:   President, CEO
       & General Counsel
Date:  May 23, 2002                      Date:   May 23, 2002

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